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                                                                   EXHIBIT 10.26

                        MUTUAL CONFIDENTIALITY AGREEMENT

THIS AGREEMENT, dated and made effective this ____ day of ______________, 19___, by and between __________________________________________, a ________________
corporation, located at _______________________________________________, and
___________________, located at ____________________________________,
("Vendor").

     WHEREAS, __________ and Vendor wish to exchange certain data and other information of a confidential or proprietary nature, all for the purpose of exploring potential business relationships, to the parties' mutual benefit, and

     WHEREAS, for the purposes herein, either __________ or Vendor, respectively ("Discloser'') may disclose, from time to time, such data and information to Vendor or __________, respectively ("Disclosee'') on a confidential basis;

NOW, THEREFORE, the parties hereto agree as follows:

     1. For purposes of this Agreement, the term "Confidential Information" shall mean that information of Discloser which is disclosed to Disclosee under this Agreement, and concerns the subject(s), if any, listed on Attachment A hereto, which is/are in written, graphic, recorded, photographic, or any machine readable form (or oral information reduced to writing within 72 hours after disclosure to Disclosee), and which, in any case, is/are conspicuously marked or otherwise labeled "Confidential," `'Proprietary," "Sensitive" or in another manner indicating its confidential and/or proprietary nature or which, in the ease of oral information, is specifically identified at the time of disclosure as being confidential, proprietary or sensitive.

     2. (a) Disclosee will use such Confidential Information for its own internal use only and shall use the same degree of care it uses to protect and safeguard the confidentiality of its own proprietary information to not disclose such Confidential Information to any person or persons inside Disclosee, except those persons listed as permitted recipients on Attachment A, and in no event to
                                                                     ---------
persons outside Disclosee. Disclosee covenants that such degree of care is reasonably designed to protect the confidentiality of proprietary and confidential information.

        (b) Disclosee shall not be liable for disclosure of any such Confidential Information if the same:

            (i)     was in the public domain at the time it was disclosed;

            (ii)    was known to Disclosee prior to the time of disclosure;

            (iii)   is disclosed with the prior written approval of Discloser;

            (iv) is or becomes publicly known through no wrongful act of Disclosee;

            (v)     is disclosed after three years from the date of this
Agreement;
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            (vi)    was or is independently developed by Disclosee without any direct or indirect use of the Confidential Information;

            (vii) becomes known to Disclosee from a source other than Discloser without breach of this Agreement by Disclosee;

            (viii) is furnished by Discloser to others not in a confidential relationship with Discloser without restrictions similar to those herein on the right of the receiving party to use or disclosure;

            (ix) is received by Disclosee after written notification to, and receipt of such notification by Discloser that Disclosee will not accept any further information;

                    (x) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body.

        (c) In the event of a disclosure under subsection (b)(x) above, Disclosee shall give Discloser written notice of such order or requirement as soon as practicable prior to disclosure of the Confidential Information.

     3. Discloser understands that Disclosee may currently or in the future be developing information internally, or receiving information from other parties, that may be similar to Discloser's information. Accordingly, nothing in this Agreement shall be constructed as a representation or inference that Disclosee will not develop or be involved in developing or financing products, services or systems (collectively, "Systems), for itself or others, that complete with the Systems contemplated by Discloser's information. Similarly, participation in the exchange of Confidential Information herein shall not constitute or imply a commitment by either party to favor or recommend any System of the other party.

     4. The provisions of this Agreement shall supersede the provisions of any legends affixed to any Confidential Information provided by Discloser to Disclosee.

     5. This document contains the entire agreement between the parties as to the subject matter hereof and supersedes any previous or contemporaneous understandings, commitments or agreements, oral or written, as to such subject matter. This Agreement can only be amended by a written document executed by the parties hereto.

     6. This Agreement shall be governed by the laws of the Commonwealth of Virginia.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above-written.


"DISCLOSER" COMPANY NAME:               "DISCLOSEE" COMPANY NAME:

       By:________________________      By:_______________________________
Print Name:_______________________      Print Name:_______________________
Print Title:______________________      Print Title:______________________
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                                  ATTACHMENT A
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"Confidential Information" Subjects:
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PERMITTED RECIPIENTS OF CONFIDENTIAL INFORMATION:

For Discloser:



For Disclosee: